JONES SODA CO. SIGNALS TRANSFORMATION WITH PLANNED STRATEGIC ENTRY INTO THE CANNABIS SECTOR

Jones Soda Co. Issues Two Million Dollar Convertible Debenture for Development of Cannabis and CBD Product Lines

Jones Soda Co. Signs Non-Binding Term Sheet with Canadian Reporting Issuer in Connection with Planned Cross-Border Merger and Concurrent US$8,000,000 Strategic Financing

Seattle, WA – July 15, 2021 - Jones Soda Co. (“Jones” or the “Company”) (OTCQB: JSDA), the original craft soda known for its unconventional flavors and user-designed label artwork, today announced that it has issued to SOL Global Investments Corp. (“SOL”) a US$2,000,000 unsecured convertible debenture (the “Convertible Debenture”) and has entered into a non-binding term sheet dated July 14, 2021 (the “Term Sheet”) with Pinestar Gold Inc. (“Pinestar”), a Canadian Reporting Issuer, and SOL. Jones intends to use the proceeds of the Convertible Debenture and transactions outlined in the Term Sheet exclusively for transaction costs and the expansion of Jones’ business to the production and sale of cannabis-containing beverages, edibles and related products.

Jones intends to operate its planned cannabis operations through one or more subsdiaries that are separate from its craft beverage business.

“We believe that Cannabis-infused beverages and edibles are a perfect fit for the iconic personality of the Jones brand, and that the proposed transactions will lay the groundwork for a strategic transformation of the Company to an additional business line that we feel builds on our current business model” said Mark Murray, President and CEO of Jones.”We are also confident that SOL, along with certain large shareholders of Pinestar will provide Jones with the knowledge, expertise and resources necessary to help us deliver on our growth plans within the cannabis sector” added Mr. Murray.

The proposed transactions outlined in the Term Sheet are subject to, amongst other conditions, due diligence by the parties, the negotiation and execution of a definitive agreement, approval of any applicable regulators, including any applicable securities exchanges, and approval by both the shareholders of Pinestar and the Supreme Court of British Columbia.

Proposed Transaction Steps Outlined in Term Sheet

Under the terms of the Term Sheet, Jones intends to acquire all of the outstanding common shares of Pinestar (after a planned consolidation of such shares) and warrants exercisable into common shares of Pinestar in exchange for an aggregate of 4,000,000 shares of Jones common stock (the “Jones Shares”) and 1,674,808 warrants exercisable into Jones Shares as part of a statutory plan of arrangement (the “Plan of Arrangement”) under the Business Corporations Act (British Columbia) and in reliance on applicable exemptions from the prospectus and registration requirements under Canadian and United States securities laws.

The Term Sheet also provides that Pinestar intends to complete an offering of subscription receipts (“Subscription Receipts”) that is expected to be subscribed for by SOL and certain significant shareholders of Pinestar, one of whom is Marc Lustig, a well-known and respected Canadian entrepreneur, capital markets executive and investor, or their respective contacts and partners, for minimum aggregate gross proceeds of US$8,000,000, at a price per Subscription Receipt equal to US$0.50. The Subscription Receipts are intended to automatically convert into units of Pinestar (the “Pinestar Units”) on a one-for-one basis if certain conditions relating to the Plan of Arrangement are met, with each Pinestar Unit expected to consist of one common share of Pinestar Share and one new share purchase warrant of Pinestar, which are then expected to be immediately exchanged for, or adjusted into, Jones Units (defined below) as part of the Plan of Arrangement in accordance with a 1:1 exchange ratio.

Convertible Debenture

The Convertible Debenture is convertible into units of Jones (each a “Jones Unit”), with each Jones Unit consisting of one Jones Share and one share purchase special warrant of Jones (each a “Jones Special Warrant”). Each Jones Special Warrant will be exercisable into one Jones Share at a price of US$0.625 per share for a period of 24 months from the date of issuance, conditional upon Jones increasing its authorized capital to an amount to cover the Jones Shares issuable pursuant to all of the outstanding Jones Special Warrants as well as the other Jones Shares issuable pursuant to the then outstanding convertible/exercisable securities of Jones. Pursuant to the terms of the Convertible Debenture, upon satisfaction or waiver of the conditions precedent to the closing of the Plan of Arrangement, the entire principal amount on the Convertible Debenture and all accrued interest thereon shall automatically convert into Jones Units at a conversion price of US$0.50 per Jones Unit. The terms of the Convertible Debenture also provide that Jones shall use the principal amount of the Convertible Debenture exclusively for the costs and expenses associated with pursuing and completing the Plan of Arrangement, and for the purpose of expanding Jones’ business to the production of cannabis-containing beverages and related products.

Jones also signed a registration rights agreement with SOL, whereby Jones has agreed to register with the United States Securities and Exchange Commission (the “SEC”) the resale of the Jones Shares issuable upon the conversion of the Convertible Debenture and the exercise of the Jones Special Warrants.

Description of Jones and its Business

Headquartered in Seattle, Washington, Jones markets and distributes premium craft beverages under the Jones® Soda and Lemoncocco® brands. A leader in the premium craft soda category, Jones is made with cane sugar and other high-quality ingredients, and is known for packaging that incorporates ever-changing photos sent in from its consumers. Jones’ diverse product line offers something for everyone – cane sugar soda, zero-calorie soda and Lemoncocco non-carbonated premium refreshment. Jones is sold across North America in glass bottles, cans and on fountain through traditional beverage outlets, restaurants and alternative accounts. For more information, visit www.jonessoda.com or www.myjones.com or www.drinklemoncocco.com.

Further Information

The Term Sheet is intended to express only a mutual indication of interest in the Plan of Arrangement and corresponding offering of Subscription Receipts and does not represent a legally binding commitment or obligation on the part of the parties, and there can be no assurances that either the Plan of Arrangement or the offering of Subscription Receipts will be consummated. The terms of the Plan of Arrangement and corresponding offering of Subscription Receipts must be set forth in a definitive agreement. There are no assurances that Jones will be successful in negotiating an acceptable definitive agreement, when or whether a definitive agreement will be reached between the parties, or that the proposed Plan of Arrangement and/or corresponding offering of Subscription Receipts will be consummated. Even if a definitive agreement is executed, the terms of the proposed Plan of Arrangement and/or corresponding offering of Subscription Receipts may change materially from the terms set forth in the Term Sheet. There will be many conditions to closing, many of which are outside of the parties’ control and it cannot be predicted whether these conditions will be satisfied. There are no assurances when or if closing will occur, even if the parties successfully negotiate and sign a definitive agreement.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of any securities, in any jurisdiction in which such offer, solicitation or sale would be unlawful.

Cautionary Statements Regarding Forward Looking Information

Certain statements in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all passages containing words such as “will,” “aims,” “anticipates,” “becoming,” “believes,” “continue,” “estimates,” “expects,” “future,” “intends,” “plans,” “predicts,” “projects,” “targets,” or “upcoming.” Forward-looking statements also include any other passages that are primarily relevant to expected future events or that can only be evaluated by events that will occur in the future. Forward-looking statements are based on the opinions and estimates of management at the time the statements are made and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated or implied in the forward-looking statements. These forward-looking statements and factors that may cause such differences include, without limitation, the inability of the parties to the Term Sheet to enter into a definitive agreement with respect to the proposed transactions outlined in the Term Sheet or to complete such transactions contemplated by the Term Sheet, matters discovered by the parties as they complete their respective due diligence investigation of the other parties, the inability to recognize the anticipated benefits of the Plan of Arrangement, which may be affected by, among other things, the ability to meet the listing standards of any Canadian stock exchange following the consummation of the Plan of Arrangement, costs related to the proposed Plan of Arrangement, expectations with respect to future development, the timing of the completion of the Plan of Arrangement, the Company’s ability to execute its plans to develop and market cannabis-infused beverages and edibles and the timing and costs of the development of this new product line, the Company’s estimates of the size of the markets for its potential cannabis products, potential litigation involving the Company, global economic conditions, geopolitical events and regulatory changes, and access to additional financing. Other factors include the possibility that the Plan of Arrangement does not close, including due to the failure to receive required security holder and/or court approvals, or the failure of other closing conditions. The foregoing list of factors is not exclusive. More information about factors that potentially could affect the Company’s operations or financial results is included in the Company’s most recent annual report on Form 10-K for the year ended December 31, 2020 filed with the SEC on March 24, 2021 and in the other reports filed with the SEC since that date. Readers are cautioned not to place undue reliance upon these forward-looking statements that speak only as to the date of this press release. Except as required by law, the Company undertakes no obligation to update any forward-looking or other statements in this press release, whether as a result of new information, future events or otherwise.

Investor Relations Contact:
Cody Slach and Cody Cree
Gateway Investor Relations
1-949-574-3860
JSDA@gatewayir.com

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